UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     December 1, 2010
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 1, 2010, the registrant entered into a 2008 Senior Preferred Stock Redemption Agreement (“Redemption Agreement”) with Loews Corporation, the owner of approximately 90% of the registrant’s common stock. Pursuant to the Redemption Agreement, on December 1, 2010, the registrant redeemed the remaining $500 million, plus accrued and unpaid dividends thereon, of its 2008 Senior Preferred Stock, all of which was held by Loews Corporation. The registrant funded the redemption with cash received from the partial repayment by Continental Casualty Company, the registrant’s principal insurance subsidiary, of $500 million of an outstanding $1.0 billion surplus note issued to the registrant in 2008.
The foregoing description of the Redemption Agreement is qualified in its entirety by reference to the complete terms and conditions of the Redemption Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits: See Exhibit Index.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation

(Registrant)

Date: December 1, 2010	By	/s/ D. Craig Mense

(Signature)

D. Craig Mense
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	2008 Senior Preferred Stock Redemption Agreement, dated December 1, 2010, by and between CNA Financial Corporation and Loews Corporation.